Exhibit 10(a)(iv)
H.J. HEINZ HOLDING CORPORATION
2013 OMNIBUS INCENTIVE PLAN
Section 1     Purpose. The purpose of the H.J. Heinz Holding Corporation 2013 Omnibus Incentive Plan is to enhance the incentive of those Persons who are expected to contribute significantly to the success of the Company and its Subsidiaries to perform at the highest level, and, in general, to further the best interests of the Company and its shareholders.
Section 2     Definitions.
As used in the Plan, the following terms shall have the meanings set forth below:
(a)    “3G” shall mean 3G Special Situations Fund III, L.P. and its Affiliates.
(b)    “Act” shall mean the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(c)    “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise (provided that the Company or any of its Subsidiaries shall not be deemed an Affiliate of any shareholder).
(d)    “Award” shall mean any Option, Stock Appreciation Right, award of Restricted Stock, Restricted Stock Unit, annual or long-term Performance Award, Investment Rights or Other Award granted under the Plan, which may be denominated or settled in Shares, cash or in such other forms as provided for herein. All Awards shall be granted pursuant to an Award Agreement.
(e)    “Award Agreement” shall mean the agreement (whether in written or electronic form) or other instrument or document evidencing any Award granted under the Plan.
(f)    “Award Stock” means, for any Participant, any Shares issued to such Participant upon exercise of any Award, or in furtherance of any Award, granted hereunder. For all purposes of this Plan, Award Stock will continue to be Award Stock in the hands of any holder (including any permitted Transferee) other than a Participant (except for the Company and purchasers pursuant to a public offering), and each such other holder of Award Stock will succeed to all rights and obligations attributable to such Participant as a holder of Award Stock hereunder. Award Stock will also include shares of the Company’s capital stock issued with respect to shares of Award Stock by way of a stock split, stock dividend, recapitalization or other adjustment, as applicable.

(g)    “Beneficiary” shall mean a person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such person is named by a Participant, such individual’s Beneficiary shall be the individual’s estate.
(h)    “Berkshire” shall mean Berkshire Hathaway, Inc. and its Affiliates.
(i)    “Board” shall mean the board of directors of the Company.
(j)    “Cause” shall mean, for any Participant, the meaning given to such term in an Employment Agreement, or in the absence of an Employment Agreement (or if an Employment Agreement does not define such term or a similar term) it shall mean with respect to such Participant any of the following, (i) the continued failure of such Participant to perform any portion of his or her duties, (ii) intentional misconduct by such Participant which is or is likely to be injurious to the Company or any of its Subsidiaries, monetarily or otherwise, (iii) such Participant’s indictment for, or conviction of, a felony (including a plea of nolo contendere), (iv) such Participant’s negligent performance of his or her duties, (v) any material breach by such Participant of the terms of this Plan, an Award Agreement, an Employment Agreement or any other agreement with the Company or any of its Subsidiaries to which such Participant is a party, (vi) a violation of the Company’s written policies regarding ethical business practices or any other serious violation of any written policy of the Company or any of its Subsidiaries; provided that in all instances “Cause” shall include a Participant’s resignation in circumstances where Cause (as defined herein or if applicable, in an Employment Agreement) exists.
(k)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall also be a reference to any successor provision and any treasury regulation promulgated thereunder.
(l)    “Committee” shall mean the Compensation Committee of the Board, if there shall be one, or such other committee as may be designated by the Board. If the Board does not designate the Committee, references to the “Committee” shall refer to the Board.
(m)    “Company” shall mean H.J. Heinz Holding Corporation, a Delaware corporation.
(n)    “Company Sale” shall mean the occurrence of any of the following events in any transaction or a series of related transactions: (a) greater than fifty percent (50%) of the outstanding Shares (measured by the right to share in dividends and payment upon liquidation) (i) shall have been acquired or otherwise become beneficially owned, directly or indirectly, by any Person or Persons who are not Berkshire or 3G or (ii) are controlled by any Person or Persons who are not Berkshire or 3G who are acting as a partnership, limited partnership, syndicate or other group, entity or association acting in concert for the purpose of voting, acquiring, holding or disposing of Shares, or (b) (i) a merger, amalgamation, business combination or consolidation of the Company with or into another corporation, other than a merger, amalgamation, business combination or consolidation in which the holders of Shares or any of their respective Affiliates immediately prior to such transaction as a class directly or indirectly hold immediately after the transaction a majority of all outstanding voting power of the entity resulting from the merger, amalgamation, business combination or consolidation; (ii) a statutory exchange, exchange offer, tender offer or other purchase of outstanding Shares for cash, securities or other property, other than a statutory exchange, exchange offer, tender offer or other purchase in which the holders of Shares or any of their respective Affiliates immediately prior to such transaction as a class directly or indirectly hold immediately after the transaction a majority of all outstanding voting power of the entity with which the Shares are being exchanged or to which the Shares are being tendered or sold; or (iii) the sale or other disposition of more than eighty percent (80%) of the consolidated assets of the Company and its Subsidiaries (based on the net book value of the consolidated assets of the Company and its Subsidiaries in the most recent audited financial statements of the Company), in one transaction or a series of transactions, other than a sale or disposition in which the holders of Shares or any of their respective Affiliates immediately prior to such transaction as a class directly or indirectly hold immediately after the transaction a majority of all outstanding voting power of the entity to which such assets of the Company and its Subsidiaries are sold.
(o)    “Dividend Equivalent” shall mean a right, granted to a Participant under the Plan, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to Shares.
(p)    “Effective Date” shall mean October 15, 2013, the date this Plan was approved by the Board.
(q)    “Employment Agreement” shall mean any employment or consulting agreement or offer, promotion or confirmation letter with the Company or one of its Subsidiaries entered into after the Effective Date.
(r)     “Fair Market Value” shall mean, as of the applicable date of determination, with respect to Shares, the fair market value of a Share, as determined by the Committee, in good faith, based on such factors as the Committee deems appropriate; provided that, following an IPO, the fair market value of a Share shall be the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock exchange on which the Shares trade or are quoted. With respect to any property other than Shares, the fair market value of such property shall be determined by such methods or procedures as shall be established in good faith from time to time by the Committee.
(s)    “Heinz Holdcos” shall mean Hawk Acquisition Intermediate Corporation I and Hawk Acquisition Intermediate Corporation II (each a “Heinz Holdco”).
(t)    “HNZ” shall mean H.J. Heinz Company, a Pennsylvania corporation and an indirectly wholly owned Subsidiary of the Company, or any successor thereto.

(u)     “Incentive Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that meets the requirements of Section 422 of the Code, or any successor provision thereto.

(v)    “Initial Public Offering” shall mean an initial public offering of shares of the Company’s common stock registered under the Securities Act, whether directly through the issuance or sale of securities or indirectly through a merger with a listed company or otherwise.
(w)     “Investment Rights Notice” shall mean the document(s) provided to a Participant evidencing an Award of Investment Rights to such Participant and setting forth the terms and conditions thereof, including the number Shares covered by such award, the per Share and aggregate purchase price for such Shares and the period during which the Participant may exercise the right to purchase such Shares.
(x)     “Investment Rights” shall mean an Award granted pursuant to Section 10 of the Plan.
(y)     “Lock-Up Period” shall mean, except as provided otherwise in the applicable Award Agreement, such period as the applicable underwriters may specify before or following the effective date of any registration statement filed by the Company in connection with an underwritten public offering of any capital stock of the Company, during which no Participants shall be permitted to Transfer Shares.
(z)     “Non-Qualified Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that is not an Incentive Stock Option.
(aa)     “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
(bb)     “Original Value” means for each Share of Award Stock which is originally issued in furtherance of any Award hereunder, the exercise price paid by the Participant for such share of Award Stock (if applicable) as proportionally adjusted for all stock splits, stock dividends, and other recapitalizations affecting the Award Stock subsequent to the Effective Date.
(cc)     “Other Award” shall mean an Award granted pursuant to Section 11 of the Plan.
(dd)     “Participant” shall mean the recipient of an Award granted under the Plan.
(ee)     “Performance Award” shall mean an Award granted pursuant to Section 9 of the Plan.
(ff)     “Performance Period” shall mean the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.
(gg)     “Person” shall mean an individual, partnership, limited liability company, corporation, trust, association, estate, unincorporated organization, a government or any agency or political subdivision thereof or other entity of whatever nature, and shall include any successor (by merger or otherwise) of such entity.
(hh)     “Plan” shall mean this H.J. Heinz Holding Corporation 2013 Omnibus Incentive Plan, as the same may be amended from time to time.

(ii)    “Restricted Stock” shall mean any Share with the restriction that the holder may not sell, transfer, pledge, or assign such Share or with such risks of forfeiture or other restrictions as the Committee, in its sole discretion may impose, granted under Section 8.
(jj)     “Restricted Stock Unit” shall mean a contractual right granted under Section 8 that is denominated in Shares. Each Unit represents a right to receive one Share or the value of one Share upon the terms and conditions set forth in the Plan and the applicable Award Agreement.
(kk)     “SAR” or “Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of a Share on the date of exercise or at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 5(d), shall not be less than the Fair Market Value of a Share on such date of grant of the right or the related Option, as the case may be.
(ll)     “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(mm)     “Service” shall mean the active performance of services for the Company or one of its Subsidiaries by a person who is an employee, director or consultant of the Company or one of its Subsidiaries. Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a termination of “Service” under the Plan for purposes of payment of such Award unless such event is also a “separation from service” within the meaning of Section 409A of the Code.
(nn)     “Shareholders’ Agreement” shall mean that certain Shareholders’ Agreement entered into as of June 7, 2013 by and among the Company, 3G Special Situations Fund III, L.P. and Berkshire Hathaway, Inc. as may be amended from time to time.
(oo)    “Shares” shall mean whole shares of the common stock of the Company.
(pp)     “Subsidiary” shall mean any entity of which equity interests representing at least 50% of the ordinary voting power is owned, directly or indirectly, by the Company; provided that,

unless otherwise determined by the Committee, the Shares subject to any Options or SAR that are granted to a service provider of a Company Subsidiary constitute “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to the excise tax under Section 409A of the Code.

(qq)     “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.
(rr)     “Transfer” shall mean any direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation, gift, testamentary transfer or other encumbrance or other disposition of any interest, including the grant of an option or other right in respect of such interest, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law; and “Transferred”, “Transferee” and “Transferability” shall each have a correlative meaning.
Section 3     Eligibility.
(a)    Any employee, director, consultant or other advisor of, or any other Person who provides services to, the Company or any of its Subsidiaries, shall be eligible to be selected to receive an Award under the Plan.
(b)    A Person who has agreed to accept employment by the Company or its Subsidiaries, as the case may be, or otherwise perform services for the Company or its Subsidiaries, as the case may be, shall be deemed to be eligible for Awards hereunder as of the date of such acceptance.
(c)    Holders of options and other types of awards granted by a company acquired by the Company or with which the Company combines are eligible for grants of Substitute Awards hereunder.
Section 4     Administration.
(a)    The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than one director. Unless the Committee consists of the full Board, the Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. The Committee may issue rules and regulations for administration of the Plan and will meet at such times and places as it may determine.
(b)    Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to any Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award, including, without limitation, any restrictions that the Committee, in its sole discretion, may impose (including any restriction on the right to vote a Share, the right to receive any dividends or Dividend Equivalent, the right to Transfer Awards or Shares or other rights), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, and to what extent, the Company has offset rights with respect to an award, (vii) determine the Company’s rights to repurchase Shares covered by an Award; (viii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c)    All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the shareholders and the Participants.
(d)    As a condition to the exercise of any Option or Investment Right, or the settlement of any other Award by the delivery of any Shares, the Participant shall enter into a joinder to the Shareholders’ Agreement with respect to the Shares to be purchased upon such exercise or otherwise received upon settlement of any Award, which shall generally provide, among other things, for restrictions on the Transfer of the Shares purchased or otherwise received upon settlement of any Award and the right of the Company and certain other shareholders to purchase such Shares or to require the Participant to sell such Shares upon the occurrence of certain events.
(e)    Notwithstanding any other provision hereof or of any Award Agreement, in the event of any inconsistency in the terms or provisions of the Plan and any corresponding Award Agreement, the Plan shall control. Further, in the event of any inconsistency in (i) the terms or provisions of the Plan or any corresponding Award Agreement and (ii) the terms or provisions of the Shareholders’ Agreement entered into by the Participant, the terms of such Shareholders’ Agreement shall control. Notwithstanding anything set forth in this Section 4 to the contrary, the Committee (and decisions by the Committee) shall be subject to the terms and conditions set forth in the Shareholders’ Agreement, including the approval rights set forth in Section 2 of the Shareholders’ Agreement.
(f)    Any stock certificates representing Shares issued under the Plan shall bear such legends as the Committee shall determine are necessary or appropriate, including the following, if and to the extent applicable:

THE VOTING OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, THE SALE, ENCUMBRANCE OR OTHER DISPOSITION THEREOF AND CERTAIN OTHER TERMS AND CONDITIONS (INCLUDING FORFEITURE PROVISIONS AND REPURCHASE RIGHTS), ARE SUBJECT TO (I) THE H.J. HEINZ HOLDING CORPORATION 2013 OMNIBUS INCENTIVE PLAN AND (II) THE PROVISIONS OF A STOCKHOLDERS AGREEMENT TO WHICH THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS ARE

PARTY, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY OR OBTAINED FROM THE COMPANY WITHOUT CHARGE.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT’), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED..
Section 5     Shares Available for Awards; Anti-Dilution.
(a)    Subject to adjustment as provided below, the maximum number of Shares available for issuance under the Plan is 39,600,000 Shares.
(b)    If, after the effective date of the Plan, any Shares covered by an Award (other than a Substitute Award), or to which such an Award relates, are forfeited, or if such an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan.
(c)    Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.
(d)    In the event that any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares or any Award such that an adjustment is determined by the Committee to be required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or any Award, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, in each case in accordance with applicable law, including without limitation, Section 409A of the Code.
(e)    Shares underlying Substitute Awards and Shares underlying awards that can only be settled in cash shall not reduce the number of Shares remaining available for issuance under the Plan.

(f)    Notwithstanding anything in this Section 5 to the contrary but subject to adjustment as provided in this Section 5 , the maximum aggregate number of Shares that may be issued under the Plan as a result of the exercise of Incentive Stock Options shall be 39,600,000 Shares.
Section 6     Options.
(a)    The Committee is hereby authorized to grant Options to Participants subject to the terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.
(b)    Subject to Section 6(f) below, the purchase price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
(c)    The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant thereof.
(d)    The Committee shall determine the time or times at which an Option may be exercised in whole or in part.
(e)    The Committee shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.
(f)    The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.
Section 7     Stock Appreciation Rights.
(a)    The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.

(b)    SARs may be granted hereunder to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to specific Options granted under Section 6.
(c)    Any tandem SAR related to an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. In the case of any tandem SAR related to any Option, the SAR or applicable portion thereof shall not be exercisable until the related Option or applicable portion thereof is exercisable and shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SAR. Any Option related to any tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised.
(d)    A freestanding SAR shall not have a term of greater than 10 years and, unless it is a Substitute Award, shall not have an exercise price less than 100% of the Fair Market Value of the Share on the date of grant.
Section 8     Restricted Stock and Restricted Stock Units.
(a)    The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants subject to the terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.
(b)    Any Share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event a stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
Section 9     Performance Awards.
(a)    The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.
(b)    Performance Awards may be denominated as a cash amount, number of Shares, or a combination thereof. Performance Awards shall be granted, earned or become exercisable upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance conditions to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or Transfer to be made pursuant to any Performance Award shall be determined by the Committee. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance conditions unsuitable, the Committee may modify the performance conditions or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Performance measures may vary from Performance Award to

Performance Award, respectively, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.
Section 10     Investment Rights.
(a)    The Committee is hereby authorized to grant Awards of Investment Rights to Participants subject to the terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.
(b)    An Award of Investment Rights entitles a Participant to purchase for cash a stated number of Shares, at a stated purchase price that is not less than the Fair Market Value of a Share on the date of grant of the Award, subject to the conditions referenced in Section 10(c). A Participant shall be entitled to exercise the right to purchase such Shares during the period specified in the Investment Rights Notice. All Shares purchased by a Participant upon exercise of Investment Rights shall be subject to the terms and conditions of the Shareholders’ Agreement and the Participant shall, as a condition to such purchase, enter into a joinder to such Shareholders’ Agreement.
(c)    A Participant's right to exercise Investment Rights covered by an Award granted to such Participant is subject to satisfaction of any and all of the conditions in the Investment Rights Notice (and any such other conditions as may be specified by the Committee).
Section 11     Other Awards. The Committee is hereby authorized to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, cash, Shares, or other property, subject to the terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.
Section 12     Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Participants subject to the terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Any such determination by the Committee shall be made at the grant date of the applicable Award.
Section 13     Effect of Termination of Service on Awards. The Committee may determine or provide in any Award Agreement, or may determine in any individual case, the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a Participant ceases to provide Service to the Company or any of its Subsidiaries prior to the end of a performance period or exercise or settlement of such Award. In the absence of the aforementioned provisions, all Awards shall be forfeited upon a termination of Service.

Section 14     Repurchases.
(a)    Repurchase Option. Unless otherwise set forth in the Award Agreement between the Company and the Participant, in the event of a Participant’s termination of Service for any reason or in the event the Participant breaches any non-disclosure, non-competition, non-solicitation, non-disparagement or other restrictive covenant, in each case, applicable to the Participant through this Plan, an Award Agreement, an Employment Agreement or otherwise (a “Covenant Breach”), all Award Stock issued or issuable to such Participant will be subject to repurchase by the Company (solely at its option), by delivery of one or more Repurchase Notices (as defined below) within the time periods set forth below, pursuant to the terms and conditions set forth in this Section 14 (the “Repurchase Option”). Unless the Board determines otherwise in its sole discretion, the Repurchase Option shall terminate upon the occurrence of a Company Sale.
(b)    Repurchase Procedures. Pursuant to the Repurchase Option, the Company may elect to exercise the right to purchase all or any portion of the shares of Award Stock issued to a Participant by delivering written notice or notices (each, a “Repurchase Notice”) to the holder or holders of such Award Stock at any time and from time to time no later than 90 days after the later of (a) date of a Participant’s termination of Service, (b) the date upon which the Company becomes aware of a Covenant Breach, and (c) the date that is six months plus one day after the acquisition of Award Stock by the Participant; provided that such periods may be tolled in accordance Section 14(g) below. Each Repurchase Notice will specifically identify the shares of Award Stock to be acquired from such holder(s) and the time and place for the closing of the transaction (each, a “Repurchase Closing”).
(c)    Termination Other than for Cause: Covenant Breach. Unless otherwise specified in an Award Agreement, in the event of a Participant’s termination of Service for any reason other than a termination for Cause, the Company may elect to purchase all or any portion of the Award Stock issued or issuable to such Participant at a price per share equal to the Fair Market Value of such Award Stock as of the anticipated date of the Repurchase Closing. Notwithstanding the foregoing, in the event a Participant engages in a Covenant Breach, then the purchase price per share for repurchases of Award Stock issued or issuable to a Participant shall be the lower of Fair Market Value and Original Value; provided that, if such Covenant Breach occurs after the Company pays the repurchase price for such Award Stock, then the Company shall be entitled to recover from such Participant any amounts paid in excess of that contemplated by the preceding clause.
(d)    Termination for Cause. Unless otherwise specified in an Award Agreement, in the event of a Participant’s termination of Service for Cause, the Company may elect to purchase all or any portion of the Award Stock issued or issuable to such Participant at a price per share equal to the lower of the Fair Market Value as of the anticipated date of the Repurchase Closing and the Original Value thereof.

(e)    Repurchases of Issuable Award Stock. In the event the Company exercise the Repurchase Option with respect to any shares of Award Stock issuable upon exercise of any Award held by a Participant, then such Participant shall be required, promptly following receipt of a Repurchase Notice (as defined below), to exercise such Award(s) and purchase from the Company all Shares of Award Stock for which the Company shall have delivered a Repurchase Notice.
(f)    Closing of Repurchase. The closing of the transactions contemplated by this Section 14 will take place on the date designated by the Company in the applicable Repurchase Notice. The Company will pay for the Award Stock to be purchased pursuant to the Repurchase Option by delivery of a check payable to the holder(s) of Award Stock or a wire transfer of immediately available funds in an amount equal to the aggregate exercise price paid by Participant to acquire such Award Stock (if applicable) and a subordinated note with respect to any portion of the repurchase price in excess of the amount equal to the aggregate exercise price paid by such Participant to acquire such Award Stock, which note will mature seven years after issuance, bear interest at the Prime Rate reported in the Wall Street Journal on the day prior to issuance and provide that payment of the note shall be accelerated upon the earliest to occur of a Company Sale and an Initial Public Offering. The Company shall receive customary representations and warranties from each seller regarding the sale of Award Stock including, but not limited to, the representation that such seller has good and marketable title to the Award Stock to be Transferred free and clear of all liens, claims and other encumbrances, and will be entitled to require all sellers’ signatures be guaranteed by a national bank or reputable securities broker. In the event that a repurchase is to take place at a price equal to Fair Market Value, and the Fair Market Value of the Award Stock has increased or decreased from the date on which it is determined to the date of closing pursuant to this Section 14(g), then the repurchase shall be consummated at such higher or lower price.
(g)    Restrictions on Repurchase. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Award Stock by the Company shall be subject to applicable restrictions contained in Delaware Law (or other applicable state law) and in the

Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Award Stock for cash and/or subordinated notes as contemplated by Section 14(g), and the Company has not elected to acquire all Award Stock which the Company has a right to repurchase pursuant to this Section 14. the time periods provided in this Section 14 shall be suspended, and the Company may make such repurchases for cash and/or subordinated notes, as applicable, as soon as it is permitted to do so under such restrictions.
Section 15     Securities Matters.
(a)    The Company shall not be under any obligation to effect the registration pursuant to the Securities Act of any Shares to be issued hereunder or to effect similar compliance under any state or non-US laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any Shares or any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such Shares and certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition to the issuance and delivery of Shares and/or certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.
(b)    The exercise of any Award granted hereunder or the issuance of any Shares in settlement of any Awards shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise or other settlement is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Company may defer the effectiveness of any exercise of an Award or issuance of Shares granted hereunder to allow the issuance of Shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under applicable laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of such exercise of an Award or other settlement in Shares of an Award granted hereunder. During any period exercise of an Award is deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.
Section 16     Limits on Transferability.
(a)    The Transfer of any Award shall be subject to any restrictions imposed by the Committee in the applicable Award Agreement, the Shareholders’ Agreement, or in any other agreement applicable to the Award. Incentive Stock Options may not be Transferred other than by will or the laws of descent and distribution, and may be exercised during the Participant’s lifetime only by the Participant. The Transfer of any Shares purchased upon exercise of Options or in settlement of any other Award shall be subject to the restrictions set forth in the Shareholder’s Agreement.

(b)    Upon an Initial Public Offering, the Board may impose additional restrictions on the Transfer of Award Stock as determined by the Board in its discretion as long as such restrictions do not exceed one year after such Initial Public Offering.
Section 17     General Provisions Applicable to Awards.
(a)    Awards may be granted for cash consideration, no cash consideration or for such minimal cash consideration as may be required by applicable law.
(b)    Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c)    Payments or Transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in the form of cash, Shares, other securities or other

Awards, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or Transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee and in compliance with Section 409A of the Code to the extent applicable. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.
(d)    A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose. If no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, the Beneficiary shall be the Participant’s estate.
(e)    All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(f)    Any provision of the Plan or any Award Agreement to the contrary notwithstanding, the Committee may at any time cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise price or grant price of the Option or Stock Appreciation Right as of the effective date of the cancellation of the Award; it being understood that such amount may be zero).
Section 18     Company Sale.
(a)    In the event of a Company Sale, then, unless otherwise provided in any Award Agreement or in any Employment Agreement or other written agreement dated after the Effective Date between the Company or any of its Subsidiaries and a Participant and approved by the Board, the Committee may provide that any outstanding Awards may be treated in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant: (i) the continuation of outstanding Awards by the Company, (ii) the assumption or substitution for, as those terms are defined below, of outstanding Awards by the surviving entity or its parent or subsidiary, (iii) full exercisability or vesting and accelerated expiration of outstanding Awards, or (iv) settlement of outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the

Option or Stock Appreciation Right as of the effective date of the transaction; it being understood that such amount may be zero). If and to the extent that the approach chosen results in an acceleration or potential acceleration of the exercisability, vesting or settlement of any Award, the Committee may impose such conditions upon the exercise, vesting and/or settlement of the Award (including without limitation a requirement that some or all of the proceeds from the accelerated portion of the Award be held in escrow and/or remain subject to risks of forfeiture or other conditions) as it shall determine; provided that those risks of forfeiture or other conditions are made in the good faith judgment of the Committee and do not result in any violation of Section 409A of the Code. The Committee shall give notice of any proposed transaction referred to in this Section 17(f) prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). .
Section 19     Amendments; Waiver; Termination.
(a)    Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof, at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations.

Notwithstanding anything to the contrary herein, the Committee may amend the Plan, and may adopt such modifications, procedures, and sub-plans, in such manner as may be necessary or desirable to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and to comply with the provisions of the laws of foreign countries in which the Company or any of its Subsidiaries may operate to assure the viability of benefits from Awards granted to Participants performing services in such countries.
(b)    The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that no such action shall adversely affect the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations; and provided further that, except as provided in Section 5(d), no such action shall directly or indirectly, through cancellation and re-grant or any other method, reduce, or have the effect of reducing, the exercise price of any Award established at the time of grant thereof.
(c)    The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including, without limitation, the events described in Section 5(d) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(d)    The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.
Section 20     Miscellaneous.
(a)    No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award which does not constitute a promise of future grants. The Company, in its sole discretion, maintains the Right to make available future grants hereunder.
(b)    The Company shall be authorized to withhold from any Award granted or any payment due or Transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the minimum statutory amount (in cash, Shares, other securities or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or Transfer under such Award or under the Plan and to take such other action

(including, without limitation, providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.
(c)    Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(d)    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide Service to, the Company or any of its Subsidiaries. Further, the Company or the applicable Subsidiary may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in such Award Agreement.
(e)    If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.
(f)    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
Section 21     Term of the Plan. No Award shall be granted under the Plan after the 10th annual anniversary of the Effective Date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.
Section 22     Section 409A of the Code.
(a)    The Award Agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan (as defined below), and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.
(b)    If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:
(i)    Payments under a Section 409A Plan may not be made earlier than the earliest date on which a distribution may be made under Section 409A(a)(2)(A) of the Code;
(ii)    The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;
(iii)    Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and
(iv)    In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death), or such other date as may be permissible without violating Section 409A of the Code. For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.
(c)    Notwithstanding the foregoing, or any other provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A of the Code, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.
Section 23     Governing Law; Venue; Forum. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforceability of this Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Court of Chancery of the State of Delaware and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom (together, the “Chosen Courts”), for the purposes of any suit, action or other proceeding arising out of this Plan or any transaction contemplated by this Plan (and agrees that no such action, suit or proceeding relating to this Plan shall be brought by it or any of its Subsidiaries except in such courts). Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Plan or any of the transactions contemplated by this Plan in the Chosen Courts, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
Section 24     Waiver of Jury Trial. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Plan or the transactions contemplated by this Plan.